UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Mitcham Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0210849
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas	77342
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Series A Cumulative Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-208177

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the 9.00% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”) of Mitcham Industries, Inc. (the “Registrant”). The description of the Series A Preferred Stock is contained in the section captioned “Description of the Series A Preferred Stock” in the Registrant’s prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-208177), initially filed with the Securities and Exchange Commission on November 23, 2015 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, as currently in effect (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 on August 9, 2001, and incorporated herein by reference).

3.2	Third Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Current Report on Form 8-K on August 2, 2010, and incorporated herein by reference).

3.3	Form of Certificate of Designations of the 9.00% Series A Cumulative Preferred Stock (filed as Exhibit 3.3 to the Registrant’s Amendment No. 3 to Form S-1 filed on May 13, 2016, and incorporated herein by reference).

4.1	Form of Certificate representing 9.00% Series A Cumulative Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mitcham Industries, Inc.

June 2, 2016	By:	/s/ Robert P. Capps
Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, as currently in effect (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 on August 9, 2001, and incorporated herein by reference).

3.2	Third Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1(i) to the Registrant’s Current Report on Form 8-K on August 2, 2010, and incorporated herein by reference).

3.3

Form of Certificate of Designations of the 9.00% Series A Cumulative Preferred Stock (filed as Exhibit 3.3 to the Registrant’s Amendment No. 3 to Form S-1 filed on May 13, 2016, and incorporated herein by reference).

4.1	Form of Certificate representing 9.00% Series A Cumulative Preferred Stock.